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                                                                    EXHIBIT 10.1

                                   AGREEMENT

         THIS RACING AGREEMENT ("this Agreement") is made as of the date written below between RACING SERVICES DE MEXICO, S.A. DE C.V., a Mexican corporation ("RSI-Mex") and GLOBAL INTERAMERICANA, L.T.D.A., a Costa Rican corporation (the "Client").

         WHEREAS, RSI-Mex is a provider of simulcast, pari-mutuel, and other wagering services and equipment;

         WHEREAS, the Client wishes to obtain certain services and systems from RSI-Mex, upon the terms and conditions set forth herein; and

         WHEREAS, the Client intends to use such services and systems in providing simulcast, pari-mutuel and other wagering services to third party casinos or similar facilities for Internet wagering purposes;

         NOW, THEREFORE, in consideration of the mutual covenants herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

                                 I. DEFINITIONS

         1.01. General Definitions. The following terms are defined as follows for purposes of this Agreement:


         A.       "Arbitration" shall refer to any arbitration proceeding under
                  Section 12.01 of this Agreement.

         B. "Claims" shall mean any and all claims, demands, damages, costs, expenses, compensation, attorney's fees, harm, causes of action, injuries, suits, losses, and harm of any kind arising from any of the following: (a) the operation, conduct, or management of the Client's business activities with the Sites; (b) any event of default by or with respect to the Client under this Agreement; (c) any act or omission of any of the Client Parties relating to this Agreement, the Services, the Equipment, the Client Obligations, and/or any transactions or business activities of the Client contemplated by this Agreement; (d) the actual or asserted violation of any applicable law by any of the Client Parties; (e) any claim in contract, tort, or other law or equity by a third party relating to this Agreement, the Services, the Equipment, the Client Facilities, the Client Obligations, and/or any transactions or business activities of the Client contemplated by this Agreement; (f) the presence, use, or disposal of any hazardous materials or substances, as defined by applicable law, by any of the Client Parties, or at, by, or through any of the Sites or other locations at which any Services are provided or Equipment used; or (g) any acts or omissions, whether negligently or otherwise done, of any of the RSI-Mex Parties.

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         C.       "Client Obligations" shall mean the obligations of the Client described in Article V and other provisions of this Agreement.

         D. "Client Parties" shall mean Client and its agents, representatives, employees, subtenants, contractors, subcontractors, concessionaires, licensees, officers, directors, owners, members, attorneys, subsidiaries, affiliates, successors, and assigns.

         E. "Client Share" shall mean the portion of the Retainage from Wagers to be distributed to the Client hereunder, as further described in Exhibit "A", attached hereto and incorporated herein.

         F. "Confidential Information" shall mean proprietary information belonging to RSI-Mex and information designated as confidential by RSI-Mex or not generally known by non-RSI-Mex personnel.

         G. "Deposit Account" shall mean the depository bank account established by RSI-Mex in its name for the deposit, retention, and distribution of monies generated from Wagers at the Sites, with deposits to be made directly by the Sites; the Deposit Account is distinct and independent from the Patron Accounts.

         F. "Direct Costs" shall mean all amounts necessary to pay for the following: (a) the increase, above the applicable rates at the Effective Date, in the actual costs and expenses incurred by RSI-Mex for the Racing Information, decoders, totalisator system, race information, employees of RSI-Mex involved in provision of the Services and Equipment, host track interface fees, and other direct costs of providing the Services and Equipment; and (b) the costs and charges described on Exhibit "B", attached hereto and incorporated herein.

         G.       "Effective Date" shall mean November 1, 2001.

         H. "Equipment" shall mean the simulcast, pari-mutuel and other equipment, as described more fully in Section 2.01 and other provisions herein.

         I. "Event" shall mean any racing or pari-mutuel event available for wagering at or through any of the Sites.

         J. "Fee" shall mean the portion of the Retainage from Wagers to be distributed to RSI-Mex hereunder, as further described in Exhibit "B".

         K. "Handle" shall mean the gross amount of all Wagers made by patrons or customers of the Client at or through each of the Sites on all Events.



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         L.       "Hub" shall mean the central totalisator system hub located at premises of RSI-Mex on other such location deemed appropriate by RSI-Mex

         M. "Internet" shall mean the largest, nonproprietary, nonprofit cooperative public computer network in the world, popularly known as the "Internet", including without limitation the so-called "World Wide Web".

         N. "Materials" shall mean all data, disks, lists, financial records, other records, property, information, specifications, and materials used by, provided to, prepared, and/or compiled by the Client, furnished to the Client, or used by the Client during the term of this Agreement, as well as all copies thereof.

         O. "Other Fees" shall mean the fees and compensation [other than the Fee, the Reimbursement Amounts, or Direct Costs], if any, for additional services or equipment as otherwise provided herein or as may be later agreed by the parties.

         P. "Patron Account" shall mean an account established with a particular Site by one of its customers or patrons.

         Q. "Permit" shall mean the permit or other authorization for the Sites to conduct wagering and related activities, including without limitation Internet wagering.

         R. "Projects" shall mean any actual or potential contract, job, work, arrangement, or project for the provision in whole or part of services, equipment, and/or facilities for pari-mutuel, simulcast, or Internet wagering activities at any location owned or operated [or provided equipment or services by] in whole or part by any of the Client Parties and/or by any current or future owner, successor, assignee, designee, or affiliate of any of the Client Parties, including without limitation at the Sites.

         S. "Prospective Site" shall mean a casino or similar facility which the Client desires to contract with for the provision of some or all of the Racing Information for Internet wagering purposes.

         T. "Racing Information" shall mean the racing information, together with the race-related information, transmitted to and from various horse and/or greyhound racetracks, consisting of the pari-mutuel tote feed, odds and daily results line.





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         U.       "Reimbursement Amounts" shall mean the following: (a) any
                  amounts paid by RSI-Mex in its discretion for required payments of applicable taxes and fees; (b) any amounts paid by RSI-Mex in its discretion for designated disbursements to governmental authorities; (c) any costs of cure by RSI-Mex of an event of default by or with respect to the Client; (d) any amounts due for or with respect to Claims; (e) any past due interest due RSI-Mex hereunder; and/or (f) any reasonable and necessary attorneys fees due RSI-Mex under this Agreement.

         V. "Retainage" shall mean the percentage of the Handle permitted by applicable law to be retained from parimutuel or similar wagering pools.

         W. "RSI-Mex Parties" shall mean RSI-Mex and its agents, representatives, employees, subcontractors, contractors, officers, directors, owners, members, attorneys, subsidiaries, affiliates, successors, and assigns.

         X. "Services" shall mean the simulcast, pari-mutuel, and other services to be provided by RSI-Mex to the Client under this Agreement, as more fully defined in Section 2.02 and other provisions herein.

         Y. "Site" shall mean any and all casinos or similar facilities for which the Client, by contract or otherwise, provides or causes to be provided any Racing Information for Internet wagering purposes.

         Z. "Site Account" shall mean one of RSI-Mex's internally tracked accounts showing the balance in the Deposit Account attributable to a particular Site.

         AA. "Wager" shall mean any bet or other wager placed upon an Event by a patron or customer at or through any of the Sites relating to horse racing or greyhound racing.

         1.02. Other Definitions. The phrase "at or through" as used in Section
1.01 includes use by means of the Internet. Other terms and phrases are defined elsewhere in this Agreement by means of parentheses and quotation marks [i.e.- ("xyz")], and shall have the same meaning throughout this Agreement. Terms and phrases defined by governing law, not defined otherwise herein, shall have the same meaning as in that law. All other terms and phrases shall have their ordinary and common meaning, in light of all circumstances.

         1.03. Reference to Law. Any reference to "law", without further qualification, includes any international law, or federal, state, local, or other law of the nation, that is legally applicable to the circumstances at hand, using applicable conflicts of law principles.



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                                  II. EQUIPMENT

         2.01. General Description of Equipment. During the term of this Agreement, RSI-Mex shall provide or caused to be provided to the Client the use, by or for the Client's benefit, of the following, upon the terms and conditions herein:

         (a)      the Hub, for operation of commingled wagering;

         (b) the Racing Information transmission lines and backup lines necessary to transmit pari-mutuel wagering Racing Information to the racetracks from the Hub, and vice-versa, for the purposes of including the Racing Information into commingled pools;

         (c) the modems and communications equipment reasonably necessary to transmit and receive the pari-mutuel wagering Racing Information at and between the Hub and the racetracks;

         (d) the secured server or other hardware, and software, necessary to interface the communication of the pari-mutuel wagering data; and

         (e) the administrative terminal and printer at one or more of the Sites to be used in the operation of pari-mutuel wagering as may be conducted by the Client.

                                  III. SERVICES

         3.01. Description of Services. During the term of this Agreement, RSI-Mex shall provide or caused to be provided to the Client the following services, upon the terms and conditions herein:

         (a) furnishing the Racing Information for pari-mutuel wagering in commingled track pools;

         (b) monitoring of the communications network reasonably necessary to transmit and receive the pari-mutuel wagering Racing Information at and between the Sites, the Hub, and the racetracks;

         (c) technical support, repair, maintenance, or replacement services as to the Equipment to be furnished hereunder;

         (d) other consulting and advisory services as deemed appropriate by RSI-Mex in its discretion;



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         (e)      management of pari-mutuel wagering operations, including
                  operation of the Hub, reporting, deposits, Site and racetrack reconciliations and payments, tax disbursements and reports, calendars, past performance information, review of compliance with pari-mutuel wagering procedures and with rules and regulations for pari-mutuel management, and pari-mutuel support services;

         (f) pass-through of marketing and promotional services, and materials, related to specific Events;

         (g)      reporting for all pari-mutuel wagering activities; and

         (h) provision of simulcast video services as may become available in the future, with the addition of such service and the pricing thereof to be mutually agreed at the time by the parties.

         (i) provision of race program information including past performance information; which will be made available to the Sites upon a mutually agreed format and price

                        IV. EQUIPMENT/SERVICES IN GENERAL

         4.01. Change in Equipment. The exact type, quantity, and quality of the Equipment to be furnished shall be determined by RSI-Mex in its discretion, consistent with the general descriptions in Sections 2.01 herein. The initial Equipment to be furnished hereunder is described on Exhibit "C", attached hereto and incorporated herein. RSI-Mex reserves the right to change the Equipment furnished from time to time, to replace the Equipment, and to substitute the Equipment, so long as the same does not adversely and materially affect the overall operation of each Site. RSI-Mex may remove any Equipment that is no longer reasonably needed in RSI-Mex's discretion, whether due to obsolescence, lack of use, or otherwise. The Client shall have no right, title, or interest in any of the Equipment, and shall not cause or permit any lien or security interest to be placed in or upon any of the Equipment. The Equipment may be limited or changed as required due to applicable law. The term "Equipment" does not include any equipment or other personal property owned by the Client or leased by the Client from third parties.

         4.02. Change in Services. The exact type and quantity of the Services to be furnished shall be determined by RSI-Mex in its discretion, consistent with the general descriptions in Section 3.01 herein. Individuals deemed appropriate in RSI-Mex's discretion shall provide the Services. Any individual providing the Services to the Client on behalf of RSI-Mex shall be not be an employee of the Client, and the Client shall have no right to control the same. The Services may be limited or changed as required due to applicable law.

         4.03. Installation of Equipment. RSI-Mex shall be responsible for arranging any necessary scheduling, shipping, transportation, delivery, and installation of the Equipment.


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         4.04. Repair and Maintenance. RSI-Mex may from time to time repair, maintain, or replace some or all of the Equipment, shall be entitled to enter Client's premises or the Sites to do so, and shall be entitled to remove any such Equipment from the Client's premises or the Sites to do so. RSI-Mex shall determine the Equipment needing repair, maintenance, or replacement. RSI-Mex shall be responsible for all costs of repair, maintenance, or replacement of any of the Equipment, except for Claims relating to Equipment.

         4.05. Subcontracting/Lease. Some or all of the Services or Equipment may be subcontracted or leased by RSI-Mex from a third party; in such case, RSI-Mex shall comply with all terms of such third-party arrangement. No such arrangement shall affect any of the requirements and obligations of the Client hereunder.

         4.06. Exclusivity. During the term of this Agreement, unless otherwise agreed by RSI-Mex, RSI-Mex shall be the exclusive provider of the Services and the Equipment, and any similar services facilities, or equipment, to the Client, whether for its own use and benefit or that of third parties.

         4.07. Insurance. During the term of this Agreement, (a) RSI-Mex shall maintain casualty insurance covering the Equipment up to its full value; (b) the Client shall maintain casualty insurance covering all equipment and facilities used or provided by the Client in connection with this Agreement, up to its full value; and (c) the Client shall cause each Site to casualty insurance covering all equipment and facilities used or provided by such Site, up to its full value

                            V. OBLIGATIONS OF CLIENT

         5.01. Prospective Sites. Throughout the term of this Agreement, the Client shall use its good faith, best efforts to contract with the Prospective Sites". The Client shall so contract only with Prospective Sites that are reputable, are competent and qualified to conduct Internet wagering, have a Permit, and are financially sound. The Client shall provide to RSI-Mex at least 15 days advance notice of the identity of the Prospective Sites [along with information supporting such qualifications] before so contracting, and permit RSI-Mex an opportunity to decline its consent to the same [which consent shall not be unreasonably withheld]; in the event of withholding such consent, such Prospective Site shall not be considered a Site hereunder and RSI-Mex shall not provide or supply any of the Services, Racing Information, or Equipment to the same. RSI-Mex agrees that, if it withholds consent of a Prospective Site [who is not then a customer of RSI or any affiliate] as permitted above, it shall not within one (1) year thereafter contract with such Prospective Site for provision of Racing Information for Internet wagering services.



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         5.02. Site Activities. The Client shall ensure that the Sites are operated in compliance with applicable law, on an on-going, consistent basis, and in a business-like manner consistent with the intent of maximizing revenues from such activities. The Client shall cause each of its contracts with the Sites to include legally-enforceable provisions that substantively provides [in form of representations, covenants, and warranties by the Site] as follows: (a) the Site is reputable, is competent and qualified to conduct Internet wagering, has a Permit, and is financially sound; (b) the Site is operated in compliance with applicable law, on an on-going, consistent basis, and in a business-like manner consistent with the intent of maximizing revenues from such activities;
(c) the Site is properly licensed in its jurisdiction to accept, handle, and pay the Wagers; (d) the makers of the Wagers are properly authorized to make and receive payments under the same in their respective jurisdictions; (e) the Site shall use only legal means of wagering in connection with the Wagers; (f) the Site shall comply with all applicable law, including without limitation any applicable federal or state law, in connection with the Wagers; (g) the Racing Information shall be protected from unauthorized disclosure and use; and (h) the Racing Information shall not be re-distributed by the Site.

         5.03. Other Services and Equipment. The Client, as opposed to RSI-Mex, shall also provide to the Sites [or contractually require the Sites to self-provide] all goods, materials, facilities, equipment, utilities, and services necessary to conduct the proposed Internet wagering described herein [except for the Services and Equipment], including without limitation establishing an Internet network of wagering locations, the data transmission necessary to communicate such wagering data from the Sites to the Hub, adequate hardware and software, adequate quantity and quality of personnel, on-site customer service, and Internet access to the Hub.

                                VI. DISTRIBUTIONS

         6.01. Deposit Accounts. Each Site shall deposit into the Deposit Account an amount of money equal to the aggregate amount of Wagers it wishes to have handled through RSI-Mex hereunder. RSI shall establish a Site Account for Site; the Site Account shall not be a separate bank account, but an internally tracked sub-account within the Deposit Account. RSI-Mex shall not be required to handle or otherwise deal with Wagers, or provide Services or Racing Information, with respect to Wagers from a particular Site in excess of the then-balance of the Site Account of that particular Site. Consequently, if a particular Site wishes to increase the Wagers to be handled through RSI-Mex hereunder by a certain amount, then such Site must make an additional deposit of money in such amount into the Deposit Account. Moreover, the Site Account balance may change from time to time, even on a less than daily basis, and a particular Site may be required to make additional deposits of money into the Deposit Account to ensure that the same level of Wagers can and will be handled through RSI-Mex hereunder. No withdrawals or refunds may be made from the Deposit Account, or from a particular Site Account, without the consent of RSI-Mex. RSI-Mex shall be authorized to reconcile all Wagers.


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         6.02. Distribution. The Client and RSI-Mex shall share the Retainage from Wagers, receiving the Client Share and the Fee respectively. The Client shall pay RSI-Mex immediately upon request by invoice, or alternatively RSI-Mex may draw from the Deposit Account and/or Retainage, the Fee, as its fees for furnishing of the Equipment and Services.

         6.03. Distribution Priorities. On a weekly basis during the term of this Agreement, the Handle for the preceding week shall be distributed by RSI-Mex, or its affiliate or assignee, in accordance with the following order of priority:

         (a)      to pay all winning Wagers;

         (b) to pay all wagering taxes and fees required by law for the Wagers;

         (c)      to pay the Direct Costs, if any;

         (d)      to pay the Reimbursement Amounts, if any;

         (e)      to pay the Fee;

         (f)      to pay the Other Fees, if any; and

         (g)      to pay the Client Share.

Notwithstanding anything else herein, if, after payment of the items described in this Section in such order of priority, the Handle for the preceding week is insufficient to pay fully any of the junior-priority items in this Section, then such deficiency shall be carried over to the following week(s), as may be needed. If there is more than one item with such a deficiency at the same time, the priority scheme above shall apply amongst such items. On a weekly basis, RSI-Mex shall provide a written report to the Client, setting forth the calculations of daily Handle and Retainage for the preceding week, and specific distributions there from.

         6.04. Direct Costs. The Client shall pay RSI-Mex immediately upon request by invoice, or alternatively RSI-Mex may draw from the Deposit Account and/or the Retainage, the amount necessary to pay the Direct Costs.

         6.05. Reimbursement. The Client shall further reimburse or pay RSI-Mex immediately upon request by invoice, or alternatively RSI-Mex may draw from the Deposit Account and/or the Retainage, the amount necessary to pay the Reimbursement Amounts.

         6.06. Other Fees. The Client shall further pay RSI-Mex immediately upon request by invoice, or alternatively RSI-Mex may draw from the Deposit Account and/or the Retainage, the amount necessary to pay the Other Fees.



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         6.07. Interest. All past due amounts owing to RSI-Mex hereunder shall bear interest at the lesser of the rate of 18% per annum or the maximum rate allowed by applicable law.

         6.08. Currency. All monetary obligations by the Client to RSI-Mex shall be paid in United States dollars, unless otherwise agreed in writing by RSI-Mex. All references to "money" in this Agreement refer to United States dollars. All references to "$" in this Agreement refer to United States dollars, or with respect to foreign currency Wagers, to the monetary equivalent in such foreign currency at then-current exchange rates as determined by RSI-Mex.

         6.09. Records Retention/Audit. During the term of this Agreement and for a period of at least two (2) years thereafter, RSI-Mex and the Client shall each maintain and retain accurate books, records, accounts, and other documentation relating to the Services, the Equipment, and the business activities of the Client contemplated in this Agreement. Each party shall have the right to inspect, copy, and audit, at its expense, such documentation in order to verify compliance with this Agreement. Access to Hub documentation may be limited by RSI-Mex, or such documentation redacted, as may be reasonably necessary to avoid disclosure of private information relating to other clients of RSI-Mex.

                 VII. CLIENT REPRESENTATIONS/INDEMNITY/INSURANCE

         7.01. Client Representations. The Client hereby represents, warrants, and covenants to RSI-Mex the following, along with that done elsewhere herein, as of the date of this Agreement and continuing thereafter throughout the term of this Agreement, acknowledging RSI-Mex's reliance thereon: (a) the Client is a validly organized and existing entity in good standing under the laws of the state and nation of its organization; (b) the Client is duly qualified under law to perform transact the business activities by it contemplated by this Agreement; (c) all requisite organizational action has been taken to authorize execution and performance of this Agreement by the Client, and the person signing below on behalf of the Client is fully authorized and directed to do so by the Client; (d) the Client is fully and duly authorized to execute and perform this Agreement; (e) the execution and performance of this Agreement by the Client shall not violate any applicable law; (f) the execution and performance of this Agreement by the Client shall not breach any other agreement or contract of the Client; (g) the Client has all necessary licenses, permits, and other authorizations necessary to perform the business activities of the Client contemplated by this Agreement; (h) the Client will comply with all applicable laws in performance of the business activities of the Client contemplated by this Agreement; (i) no action, arbitration, suit, or other proceeding is pending, or to the Client's knowledge threatened, before any court, administrative body, arbitrator, quasi-judicial body, or governmental entity of any jurisdiction wherein an unfavorable ruling or finding might prevent the transactions contemplated by this Agreement, cause any of such transactions to be rescinded, or otherwise adversely affect the rights of RSI-Mex hereunder; (j) the Client has relied upon its own judgment, and of professionals and other persons of its choosing, in entering into this Agreement; (k) the Client has had a full and fair opportunity to review this Agreement and all terms thereof; (l) the Client has read and understood all of the terms of this Agreement; (m) the Client has not made any statement or provided any information or materials to RSI-Mex in



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connection with this Agreement, nor omitted to make any statement to RSI-Mex, which was misleading or deceptive when made or has become so at execution of this Agreement; (n) the representations made by the Client herein or in connection with this transaction are true and complete in all material respects;
(o) no portion of any amount payable to the Client hereunder, or no portion of any revenue from the Client's business activities contemplated by this Agreement has been or will be directly or indirectly paid or given to any person or entity, including without limitation any official, employee, or representative of any government or governmental entity, as a fee, bribe, kick-back, or other illegal payment in connection with the application for and/or necessary approvals for any such activities or for execution or performance of this Agreement; (p) the Client has executed this Agreement freely and voluntarily and without duress or compulsion of any kind; (q) there have been no representations or warranties made to the Client by any of the RSI-Mex Parties concerning the subject-matter of this Agreement except as herein set forth; (r) except as previously disclosed in writing to RSI-Mex, no employee, official, or representative of RSI-Mex has any direct or indirect personal financial interest in the Client or shall receive any direct or indirect compensation or benefit from the Client; (s) the Client shall comply with all pari-mutuel and other operating procedures promulgated from time to time by RSI-Mex; (u) the Client shall not directly or indirectly transmit, broadcast, or otherwise distribute, or permit the same to be done, the Racing Information to any third party, other than a Site, without the prior written consent of RSI-Mex; (t) the Client shall not interfere in any way in the performance of Services and provision of Equipment by RSI-Mex; (w) the Client and its employees shall comply with and follow the instructions of RSI-Mex with regard to the Services and/or Equipment;
(x) the statements in Section 5.01(a)-(h) are and will remain true and correct; and (y) the Client shall use RSI-Mex as the exclusive provider of the Services and Equipment, and services and equipment similar thereto, to casinos, or similar facilities which any of the Client Parties own or operate in whole or part, or with which any of the Client Parties have any contractual or other relationship to provide such any services or equipment in whole or part.

         7.02. Client Indemnity. The Client agrees to indemnify, defend, and hold harmless each of the RSI-Mex Parties from and against any and all Claims, except to the proportional extent the Claims are the direct result of negligence or intentional misconduct of RSI-Mex. In case of any action or proceeding brought against any RSI-Mex Party by reason of any Claim, the Client, upon notice from such RSI-Mex Party, agrees to defend such action or proceeding by legal counsel satisfactory to such RSI-Mex Party.

               VIII. RSI-MEX REPRESENTATIONS/WARRANTIES/INDEMNITY

         8.01. RSI-Mex Representations. RSI-Mex hereby represents, warrants, and covenants to the Client the following, along with that done elsewhere herein, as of the date of this Agreement and continuing thereafter throughout the term of this Agreement, acknowledging Client's reliance thereon: (a) RSI-Mex is a validly organized and existing entity in good standing under the laws of the state and nation of its organization; (b) RSI-Mex is duly qualified under applicable law to perform transact the business activities by it contemplated by this Agreement; (c) all requisite organizational action has been taken to authorize execution and performance of



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this Agreement by RSI-Mex; (d) the person signing below on behalf of RSI-Mex is fully authorized and directed to do so by RSI-Mex; (e) RSI-Mex is fully and duly authorized to execute and perform this Agreement; (f) the execution and performance of this Agreement by RSI-Mex shall not violate any applicable law, if properly performed by the Client; (g) RSI-Mex has all necessary licenses, permits, and other authorizations necessary to perform the Services and provide the Equipment; (h) RSI-Mex will comply with all applicable law in performance of the Services and provision of the Equipment, if properly performed by the Client; (i) RSI-Mex has relied upon its own judgment, and of professionals and other persons of its choosing, in entering into this Agreement; (j) RSI-Mex has had a full and fair opportunity to review this Agreement and all terms thereof;
(k) RSI-Mex has read and understood all of the terms of this Agreement; (l) RSI-Mex has executed this Agreement freely and voluntarily and without duress or compulsion of any kind; (m) no action, arbitration, suit, or other proceeding is pending, or to RSI-Mex's knowledge threatened, before any court, administrative body, arbitrator, quasi-judicial body, or governmental entity of any jurisdiction wherein an unfavorable ruling or finding might prevent the transactions contemplated by this Agreement, cause any of such transactions to be rescinded, or otherwise adversely affect the rights of the Client hereunder; and (n) there have been no representations or warranties made to RSI-Mex by any of the Client Parties concerning the subject-matter of this Agreement except as herein set forth.

         8.02. Disclaimer. EXCEPT AS PROVIDED IN SECTION 8.03 HEREOF, RSI-MEX HEREBY DISCLAIMS ANY AND ALL EXPRESS AND IMPLIED WARRANTIES OF ANY KIND RELATING TO THE SERVICES AND/OR THE EQUIPMENT, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTY OF MERCHANTABILITY, THE IMPLIED WARRANTY OF SUITABILITY, THE IMPLIED WARRANTY OF GOOD AND WORKMANLIKE PERFORMANCE, AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

         8.03. Warranty. Except as otherwise provided herein, RSI-Mex warrants that the Services shall be of good quality consistent with industry standards, and that the Equipment will be in working condition, reasonable wear and tear excepted. In the event of malfunction or defect in any of the Equipment that materially and adversely affects the Client's operations as described herein [other than based on an Claim], and upon written notice thereof by the Client to RSI-Mex, RSI-Mex shall repair or replace such Equipment within a reasonable time, not to be less than 30 days, without liability to the Client or anyone else; the Client's sole remedy in each instance is limited to such repair or replacement remedy.

         8.04. RSI-Mex Indemnity. RSI-Mex agrees to indemnify, defend, and hold-harmless the Client from and against any Claims relating to RSI-Mex's performance under this Agreement to the proportional extent that the same are the direct result of negligence or intentional misconduct of RSI-Mex. In the event the acts and/or omissions of any of the Client Parties, and the negligent or intentional acts and/or omissions of RSI-Mex, jointly and concurrently cause any Claim relating to RSI-Mex's performance under this Agreement, then the indemnity set forth in Sections 7.02 and 8.04 of this Agreement shall be comparative, based upon the adjudicated or arbitrated responsibility.

                            IX. TERM AND TERMINATION

         9.01. Term. This Agreement shall commence upon the Effective Date, and shall continue thereafter for a term of five (5) years. This Agreement shall be automatically renewed for a term of a like period at the end of the initial term and any renewal term, unless either party shall give the other party written notice of non-renewal at least ninety (90) days prior to the expiration of the initial term or renewal term, as the case may be.

         9.02. Termination. This Agreement may be terminated prior to the expiration of the initial term or any renewal term, as follows:

         (a) by either party in accordance with Sections 10.01-10.03 hereof, due to an event of default by or with respect to the other party;

         (b) by RSI-Mex immediately upon written notice to the Client, if the continued operation or provision of the Services and/or Equipment to the Client would violate any applicable law; or

         (c) by RSI-Mex immediately 30 days prior written notice to the Client, if RSI-Mex determines in its discretion that the payments or amounts retained by RSI-Mex are in an amount insufficient to cover its usual and customary costs and expenses of RSI-Mex to provide the Services and Equipment for any consecutive three-month period.

         9.03. Renegotiation. In the event of termination of this Agreement [except for termination due to an event of default under Paragraphs 9.02(a) or 9.02(b)] or at the expiration of the initial term or any renewal term without renewal of this Agreement, the parties agree to engage in good faith negotiations to reach agreement on the provisions of an new agreement generally similar to this Agreement.

         9.04. Effect of Termination. In the event of termination of this Agreement, or the expiration with subsequent renewal of the initial term or any renewal term, the following shall occur:

         (a) RSI-Mex shall retain all monies previously paid to it, except as otherwise set forth in the Arbitration;

         (b) the Client shall immediately pay RSI-Mex all past due amounts under this Agreement;

         (c) RSI-Mex shall have the right to enter upon, and take and/or regain possession of the Equipment and any other property owned by or subject to the right to possession of RSI-Mex, without being liable for prosecution or any claim for damages therefore;

         (d) If an event of default by or with respect to the Client exists, and without limitation as to any other damages or remedy available to RSI-Mex, the Client shall immediately pay to RSI-Mex an amount equal to the product of the following:
                  (i) the number of weeks in the remainder of the then-current initial term or renewal term, as the case may be, of this Agreement, rounded up; multiplied by (ii) the weekly average of the Fee for the preceding time period of this Agreement; and

         (e) If an event of default by or with respect to one party exists, then the other party may exercise its rights and remedies under Sections 10.02-10.03 hereunder.

                             X. DEFAULT AND REMEDIES

         10.01. Default. The following shall be deemed to be events of default under this Agreement:


         (a) the other party's failure to pay any monetary obligation or any other amount herein when due;

         (b) the other party's failure to comply with any term, provision or covenant of this Agreement;

         (c) the falsity of any representation made in this Agreement by the other party;

         (d)      insolvency of the other party;

         (e) the making of an assignment for the benefit of creditors by the other party;

         (f) the filing of a petition under applicable bankruptcy or liquidation laws, by or against the other party;

         (g) appointment of a receiver, conservator, trustee, examiner, or similar official for any of the Equipment, for the other party, or for the assets of the other party;

         (h) closure of the other party's business by a governmental authority for any reason; and/or

         (i) the subjection of any right, property, or interest of the other party to tax lien, attachment, execution, garnishment, turnover, or other levy or seizure under appropriate legal process.

         10.02. RSI-Mex Remedies. Upon the occurrence of any such event of default by or with respect to the Client, RSI-Mex shall have the option to pursue any one or more of the following remedies:

         (a) bring an arbitration proceeding as described in Section 12.01 et. seq. hereof;

         (b) cease provision and furnishing of all or part of the Services under this Agreement;

         (c) cease provision and furnishing of all or part of the Equipment, and use thereof, under this Agreement;

         (d) enter upon, and take and/or regain possession of the Equipment and any other property owned by or subject to the right to possession of RSI-Mex, without being liable for prosecution or any claim for damages therefore;

         (e) cure any defaults of the Client, with the Client being liable to RSI-Mex for all costs and expenses incurred by RSI-Mex with respect to the same;

         (f)      cease performance of its obligations under this Agreement;

         (g) offset, set-off, and/or recoup any monetary obligations owed to RSI-Mex by the Client;

         (h) offset, set-off, and/or recoup from the Deposit Account and/or any of the Collateral all amounts owed to RSI-Mex;

         (i)      cease the Client's access, if any, to the Deposit Account;

         (j) bring suit or other legal proceedings against the Client, or any other person, for legal and/or equitable remedies and relief;

         (k) seek specific performance of any obligations, covenants, or conditions of the Client hereunder;

         (l)      terminate this Agreement.

Before exercising any of the foregoing remedies, except in event of default with respect to a monetary obligation by the Client, RSI-Mex shall provide at least 30 days prior written notice of the event of default to the Client, and provide the Client such time period to cure such default.

         10.03. Client Remedies. Upon the occurrence of any such event of default by or with respect to RSI-Mex, the Client shall have the option to pursue any one or more of the following remedies:

         (a) bring an arbitration proceeding as described in Section 12.01 et. seq. hereof;

         (b) cease performance of its non-monetary obligations under this Agreement; or

         (c)      terminate this Agreement.

Before exercising any of the foregoing remedies, the Client shall provide at least 30 days prior written notice of the event of default to RSI-Mex, and provide RSI-Mex such time period to cure such default.

         10.04. Limitation of Liability. None of the RSI-Mex Parties shall be liable to any of the Client Parties for any of the following: (a) consequential damages; or (b) error or misconduct by any employee of the Client or any of the Sites, regardless of the training, if any, provided by RSI-Mex.

         10.05. Force Majeure/Time. RSI-Mex shall not be liable or responsible for, and there shall be excluded from the computation of any specified period of time for performance by RSI-Mex, any delays or failures due to any of the following: (a) strikes, slow-downs, sit-ins, or labor disputes; (b) riots; (c) acts of God; (d) shortages of labor or materials; (e) war and other military actions of any kind; (f) political or other protests; (g) rebellions, revolutions, civil disturbance, or revolts; (h) fire or other casualty; (i) technical difficulties; (j) climate or weather events; (k) electrical, telephone, or satellite transmission failures or delays; (l) governmental laws, regulations, decisions, or restrictions of any kind; (m) any act or omission of any Client Party; (n) any act or omission of any person not controlled by RSI-Mex; (o) downtime due to repair, maintenance, or replacement of any of the Equipment; (p) defect or malfunction in any of the Equipment; (q) any act or omission of any contractor, supplier, or subcontractor of RSI-Mex; (r) change in laws; (s) terrorism, sabotage, or similar activity of any kind; (t) hacking, the unauthorized or improper access or use of computer, telecommunication, or similar systems, or similar activity of any kind; (u) transportation delays; or
(v) any other cause of any kind whatsoever which is beyond the control of RSI-Mex. Time is of the essence with regard to the Client's Obligations.

                             XI. FUTURE TRANSACTIONS

         11.01. First Refusal Rights. During the term of this Agreement, and for a period of 4 years after termination or expiration thereof, so long as it is not in default hereunder, RSI-Mex is hereby granted a right of first refusal to contract for each of the Projects". The Client shall provide prior written notice to RSI-Mex of any intended Projects, and RSI-Mex shall then have the option, in its discretion and within twenty (20) days after receipt by RSI-Mex of such notice, to agree to provide such services, equipment, and/or facilities upon mutually-agreeable terms and conditions, if possible to be reached after good faith negotiations, to the particular Projects at issue. Such rights of first refusal shall continue with respect to each such Projects. The Client shall further provide prior written notice to RSI-Mex of any and all bona fide, arms-length offer(s) from a third-party to furnish any such services, equipment, and/or facilities within ten (10) days of receipt thereof, with such notice setting forth all terms and conditions of such offer and the identities of the parties involved, and RSI-Mex shall then have the option, in its discretion and within twenty (20) days after receipt by RSI-Mex of such notice, to agree to provide such services, equipment, and/or facilities on substantially the same terms and conditions as contained in such offer. If RSI-Mex does not exercise such offer, the Client may enter into a contract with such third party in accordance with the offer presented to RSI-Mex, but not on other terms and conditions or with any other third party.

         11.02. Referral to RSI-Mex. In addition to the obligations set forth above, the Client agrees to refer orally and in writing, and without compensation, commission, or payment except as may be then mutually agreed, to RSI-Mex all opportunities, of which it now or hereafter obtains knowledge, to contract for the provision in whole or part of services, equipment, and/or facilities for simulcast, pari-mutuel wagering, or Internet activities at any location other than the Sites or Projects.

         11.03. Referral to Client. If RSI-Mex learns of any opportunities, other than at the Sites or in Mexico, involving Internet pari-mutuel wagering and where the Client can fulfill a role similar to that under this Agreement, then RSI-Mex shall notify the Client of the same.


                                XII. ARBITRATION


         12.01. Submission to Arbitration. EXCEPT AS PROVIDED IN SECTION 9.03 BELOW, EACH PARTY HEREBY AGREES TO SUBMIT TO BINDING ARBITRATION ALL DISPUTES BETWEEN THEM RELATING TO THIS AGREEMENT, THE SERVICES, THE EQUIPMENT, AND/OR THE RESPECTIVE OBLIGATIONS OF THE PARTIES HEREUNDER.

         12.02. Arbitration Proceedings. The Arbitration shall be conducted before, and under the International Arbitration rules of, the American Arbitration Association. The Arbitration shall be held in Juarez, Mexico. The costs of the Arbitration shall be initially split equally between the parties, with the arbitrator to be entitled to allocate such costs differently in the award. The award of the arbitrator may be enforced in any court of competent jurisdiction.

         12.03. Exception to Arbitration. Notwithstanding anything herein to the contrary, the foregoing arbitration provisions and the Arbitration shall not apply to any of the following: (a) any dispute giving rise to a claim covered under a policy of insurance, in which case, a claim may be directly presented to the insurance carrier, and/or suit or other legal proceedings brought to enforce such claim, up to the extent of such insurance coverage; (b) any criminal proceeding; (c) the exercise of any remedy hereunder or at law not seeking the establishment of a definitive determination, judgment, or award; (d) the joinder to any action brought by a third party; or (e) the exercise of rights of RSI-Mex to take or regain possession of the Equipment.


                               XIII. MISCELLANEOUS


         13.01. Confidential Information. The Client understands that, during the term of this Agreement, the Client will have access to the Confidential Information. RSI-Mex desires to protect the Confidential Information from subsequent use or disclosure by the Client or any person or entity acting in concert with the Client. The Client agrees that, during the term of this Agreement and at all times thereafter, the Client shall not, without the prior written consent of RSI-Mex, do any of the following, directly or indirectly: (a) use any of the Confidential Information for the Client's own purposes or for the purposes of any person or entity other than RSI-Mex; and/or (b) disclose any of the Confidential Information to any third party, except (i) as reasonably and in good faith required in connection with performance of this Agreement by the Client, or (ii) as required by law, including without limitation, any securities laws or stock exchange rules [with prior notice to RSI-Mex]. The Client further shall take all steps necessary to prevent disclosure of Confidential Information by any other person or entity, during the term of this Agreement and at all times thereafter, without the prior written consent of RSI-Mex.

         13.02. Proprietary Materials. Notwithstanding the disclosure to the Client in the past or at any time in the future, all of the Materials shall be and remain the sole and exclusive property of RSI-Mex. None of the Materials shall be retained by the Client, or shall be transmitted to anyone at any time, either now or in the future, except as reasonably and in good faith required in connection with performance of this Agreement by the Client. Upon termination of this Agreement, or upon request by RSI-Mex, the Client shall promptly return the Materials to RSI-Mex. The Materials are included within the definition of Confidential Information.

         13.03. No Assignment. Except as provided herein or without the prior written consent of the other party, no party shall have right or power to assign this Agreement in whole or in part, or to delegate any duties hereunder in whole or part.

         13.04. Binding Effect. This Agreement, and every provision thereof, shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

         13.05. Attorneys' Fees. Should either party employ an attorney or attorneys to enforce any of the provisions hereof, the non-prevailing party agrees to pay to the prevailing party all reasonable costs and expenses, including attorney's fees, incurred in connection therewith.

         13.06. Interpretation. Wherever the context shall require, the singular shall include the plural, and the male gender shall include the female gender and the neuter, and vice versa.

         13.07. Waiver. No consent or waiver, express or implied, by a party to or for any breach of any provision hereunder by the other party shall be deemed a consent or waiver to or for any other breach of the same provision or any other provision hereunder.

         13.08. Joint Preparation. The parties have jointly prepared this Agreement, and no ambiguity shall be construed against any party based on the identity of the author of this Agreement.

         13.09. Survival. All representations, warranties, covenants, and provisions contained in this Agreement shall survive execution and delivery of this Agreement and the transactions contemplated hereunder.

         13.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         13.11. Modification. No change, waiver, or modification of any provision of this Agreement shall be valid unless the same is in writing and signed by the party to be charged.

         13.12. Relationship. This Agreement does not constitute a joint venture, partnership, or other business combination or arrangement of any kind between the parties hereto. RSI-Mex shall have no obligation, whether in contract or tort, to any of the Sites. RSI-Mex is simply a subcontractor to the Client with respect to these matters.

         13.13. Invalidity. If any provision of this Agreement shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, the invalid or unenforceable provision shall not effect the other provisions of this Agreement and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect. The parties hereby agree to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision, which achieves to the greatest extent possible the economic legal and commercial objective of the invalid or unenforceable provision.

         13.14. Headings. Headings to clauses in this Agreement are for the purpose of information and identification only and shall not be construed as forming part of this Agreement.

         13.15. Notices. Any notice, request, instruction or other document to be given hereunder shall be hand-delivered, sent by first class mail, or sent by telex or facsimile, with such telex or facsimile notice to be followed-up by letter posted within 12 hours, to the address of the other party set forth below or such other address as may have been provided in the interim:

If to RSI-Mex:             Racing Services de Mexico, S.A. de C.V.
                           Av. Rio Nilo #3429 - 3
                           Fracc. Cordoba Americas
                           Cd. Juarez, Chihuahua 32310

If to the Client:          Fascio & Canas
                           ATN: Fernan Pacheco
                           Barrio Tournon
                           Apartado 5173 - 1000
                           San Jose, Costa Rica

         13.16. Accord and Satisfaction. RSI-Mex is entitled to accept, receive, cash, or deposit any payment made by the Client for any reason or purpose or in any amount of any kind, and apply the same, at RSI-Mex's option, to any obligation of the Client. Such payment shall not constitute payment of any amount owed, except that to which RSI-Mex has applied the same. No endorsement or statement on any check, draft, wire-transfer memorandum, or letter of the Client shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever, and the acceptance of any such payment shall be without prejudice to RSI-Mex's right to recover any and all amounts owed by the Client hereunder and RSI-Mex's right to pursue any other available remedy.

         13.17. Usury Savings. Assuming such laws are even applicable, it is the express intent of the parties at all times to strictly comply with applicable law governing the maximum rate or amount of interest payable in connection with this Agreement. It is therefore agreed as follows that: (a) in the event the maturity is accelerated, or if all or any part of the rent or other obligations (collectively, for purposes of this single section, the "obligations") are prepaid prior to maturity, any and all unearned interest shall be canceled automatically, or if paid, at RSI-Mex's option, shall either be refunded to the Client or credited on the unpaid principal balance of the obligations; (b) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable, or receivable under the obligations or in connection with this transaction shall never exceed the maximum amount of interest which RSI-Mex may contract for, charge, or receive from the Client under applicable law and with regard to which the Client may not successfully assert the claim or defense of usury; and (c) if any excess interest is provided for, it shall be deemed a mistake and the same at RSI-Mex's option shall either be refunded to the Client or credited to the unpaid principal balance of the obligations and any agreement shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowed under applicable law. All sums paid or agreed to be paid for the use, forbearance, or detention of the obligations, shall, to the full extent permitted by applicable law, be amortized, pro-rated, allocated, and spread through the full term of the obligations.

         13.18. Payment Without Set-off. The monetary obligations of the Client hereunder, and any part thereof, shall be paid without claim or set-off, counterclaim, or deduction of any nature or for any cause whatsoever.

         13.19. Cumulative Rights. The rights and remedies of RSI-Mex under this Agreement, and the exercise thereof, shall be without prejudice to the enforcement of any other right or remedy authorized by law or this Agreement.

         13.20. Joint and Several Liability. If the Client is a joint venture, a partnership, or other business organization or group, the members of which are subject to personal liability, the liability of each such member shall be deemed to be joint and several.

         13.21. No Third-Party Beneficiary. Except as expressly provided herein, the parties do not intend any third party, including without limitation any Site, to have any rights or remedies under this Agreement.

         13.22. Entire Agreement. THIS AGREEMENT CONTAINS THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND THERE ARE NO PROMISES, AGREEMENTS, CONDITIONS, UNDERTAKINGS, COVENANTS, WARRANTIES, REPRESENTATIONS, EITHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, BETWEEN THE PARTIES ON THE MATTERS HEREIN, OTHER THAN AS SET FORTH HEREIN OR IN DOCUMENTS DESCRIBED HEREIN. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THE PARTIES INTEND THIS AGREEMENT TO BE AN INTEGRATION OF ALL PRIOR AND CONTEMPORANEOUS PROMISES, AGREEMENTS, CONDITIONS, UNDERTAKINGS, WARRANTIES, AND REPRESENTATIONS BETWEEN THE PARTIES ON THE MATTERS HEREIN, EXCEPT AS SET FORTH HEREIN OR IN THE DOCUMENTS DESCRIBED HEREIN.

         13.23. Governing Law. THIS AGREEMENT SHALL BE GOVERNED, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF MEXICO [EXCEPT LAWS RELATING TO TECHNICAL REQUIREMENTS REGARDING FORMATION AND ENFORCEABILITY OF THIS AGREEMENT]. IT IS THE INTENT OF THE PARTIES THAT THIS AGREEMENT NOT BE SUBJECT TO FEDERAL OR STATE LAW OF THE UNITED STATES IN ANY CIRCUMSTANCES.

         EXECUTED as of the 24th day of October, 2001.


                                        RACING SERVICES DE MEXICO, S.A. DE C.V.


                                      By:  S/SUSAN BALA
                                         ------------------------------
                                    Name:  Susan Bala
                                         ------------------------------
                                   Title:  President Sole Administrator
                                         ------------------------------
                                                                       "RSI-Mex"



                                        GLOBAL INTERAMERICANA, L.T.D.A.

                                      By:  S/RAYMUNDO DIAZ
                                          -----------------------------
                                        Name:   Raymundo Diaz
                                            ---------------------------
                                          Title:  President
                                                -----------------------

                                                                        "Client"